Exhibit 10.1 (am)

LEASE AGREEMENT

THIS IS A LEASE AGREEMENT (hereinafter “Lease”) made by and between Landlord and Tenant upon the following terms and conditions:

1.             DEFINITIONS.  When used in this Lease, unless otherwise required by the context:

(a)                                  “Base Rental” shall have the meaning set forth in paragraph 4.

(b)                                 “Commencement Date” shall have the meaning set forth in paragraph 3.

(c)           “Common Maintenance Area” shall have the meaning set forth in paragraph 18.

(d)                                 “Expiration Date” shall have the meaning set forth in paragraph 3.

(e)           “Hazardous Material” means any hazardous or toxic substance, material or waste, including petroleum products and including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation hazardous materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) or amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

(f)            “Initial Term” shall have the meaning set forth in paragraph 3.

(g)           “Landlord” means Airport Road Developers, L.C., an Iowa limited liability company, whose mailing address for purposes of this Lease is P.O. Box 1652, Ames, Iowa 50010.

(h)           “Lease” means this instrument in its entirety as signed by the parties and any subsequent amendments thereto.

(i)            “Leased Area” means the real property (together with all easements and servient estates appurtenant thereto) situated in Story County, Iowa, consisting of 67,500 square feet located in the commercial building located at 300 Airport Road, Ames, Iowa 50010, as shown on Exhibit “A” attached hereto and by this reference made a part thereof.

(j)            “Rental Year” means each consecutive twelve-month period commencing on April 1 and ending on March 31 during which this Lease is in force.

(k)           “Tenant” means Sauer-Danfoss (US) Company, whose mailing address for purposes of this Lease is 2800 East 13th Street, Ames, Iowa 50010.

2.             AGREEMENT TO LEASE.  Landlord agrees to lease the Leased Area to Tenant and Tenant agrees to lease the Leased Area from Landlord upon the terms and conditions set forth herein.

3.             INITIAL TERM.  The initial term of this Lease shall be for a period of three (3) years (“Initial Term”) commencing on April 1, 2002 (“Commencement Date”), and expiring at midnight on March 31, 2005 (“Expiration Date”).  Unless subsequently agreed to in writing between Landlord and Tenant, there are no renewal or extension options.

4.             BASE RENTAL.  Tenant shall pay in advance to Landlord, on the first day of the Initial Term of this Lease and on the 25th day of each month thereafter, so long as this Lease is in force, base rental (“Base Rental”) according to the following schedule:

Lease Years	Base Annual Rental	Base Monthly Rental

Year 1	$218,010.00	$18,167.50
Year 2	$251,760.00	$20,980.00
Year 3	$246,360.00	$20,530.00

5.             TAX ON RENT.  If any governmental authority, during any period of time that this Lease is in force, assesses a sales tax or other comparable tax on the rental payments received by Landlord under this Lease, Tenant shall contemporaneously pay to Landlord with each monthly payment of Base Rental an additional sum equal to the Landlord’s liability for such tax.

6.             LATE PAYMENT CHARGE.  Landlord may assess a “late payment charge” to Tenant equal to five percent (5%) of the Base Rental and any additional rental due each month whenever such payment becomes more than five (30) days overdue.

7.             REAL PROPERTY TAXES.  Landlord shall timely pay all real property taxes due and payable for the Leased Area for any period of time during which this Lease is in force.

8.             PERSONAL PROPERTY TAXES.  Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority (but reasonably preserving Tenant’s right of appeal) against Tenant’s personal property on the Leased Area during the term of this Lease.  The term “Tenant’s personal property” as used in this paragraph, shall include all fixtures attached to the leased area by Tenant and all other improvements made by Tenant to the Leased Area which Tenant has the right to remove upon the expiration of this Lease and which may be separately assessed for taxation.

9.             SPECIAL ASSESSMENTS.  Special assessments levied or assessed against the Leased Area for the cost of public improvements shall be timely paid by Landlord.

10.           CASUALTY INSURANCE - PERSONAL PROPERTY.  Tenant shall keep its personal property brought upon the Leased Area insured against loss by fire and other hazards and shall furnish to Landlord the insurer’s certificate evidencing such coverage.

11.           CASUALTY INSURANCE.  Landlord and Tenant will each keep its respective property interests in the Leased Area and its liability in regard thereto, and the personal property on the premises, reasonably insured against hazards and casualties; that is, fire and those items usually covered by extended coverage.  Tenant will not do or omit the doing of any act which would vitiate any insurance, or increase the insurance rates in force upon the real estate improvements on the premises.  Tenant further agrees to be liable for and to promptly pay, as if current rental, any increase in insurance rates on the leased area and on the building located thereon, due to increased risks or hazards resulting from Tenant’s use of the premises otherwise than as herein contemplated and agreed.

12.           LIABILITY INSURANCE.  Tenant shall, at its cost, at all times while this Lease is in force, maintain in force an insurance policy or policies, naming Tenant and Landlord as insureds, against all liability resulting from injury occurring to persons or damage occurring to property upon the Leased Area during Tenant’s occupancy of the Leased Area.  The liability coverage of such insurance shall be not less than $250,000 for any one-person injury, $500,000 for any one accident and $100,000 for property damage.  Certificates or copies of said policies naming the Landlord and providing for 10 days’ notice to the Landlord before cancellation shall be delivered to the Landlord on or before the date of the beginning of the Initial Term of this Lease.  Tenant further covenants to hold Landlord free and harmless from any and all liability for personal injury or property damage arising out of Tenant’s use and occupancy of the Leased Area, provided, however, that the proximate cause thereof is not Landlord’s negligence.

13.           ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.  Landlord represents and warrants to Tenant, to the best of Landlord’s knowledge, that prior to April 1, 2002, (i) no hazardous material has emanated from the property of which the Leased Area is a part; (ii) no hazardous material has been disposed of or released upon the property of which the Leased Area is a part; (iii) except for hazardous material used in the ordinary course of the business activities conducted at the property of which the Leased Area is a part, no hazardous material has been used, generated, handled, transported or stored at the property of which the Leased Area is a part; and (iv) any hazardous material used in the ordinary course of the business activities conducted at the property of which the Leased Area is a part has been generated, used, stored, handled and removed in compliance with environmental laws.  Landlord will indemnify Tenant in connection with any voluntary or involuntary action by, against or involving Tenant that, in any way, results from or relates to any breach of Landlord’s representations in this paragraph or from the discovery or removal of any hazardous material upon, over, under, in or emanating from the property of which the Leased Area is a part that was not or is not deposited, installed or permitted to be placed or disposed of upon, over, in or under the property of which the Leased Area is a part by or on behalf of Tenant, whether or not Landlord has knowledge of its presence.

14.           USE OF HAZARDOUS MATERIAL.  If the presence of hazardous material on the Leased Area caused or permitted by Tenant results in contamination of the Leased Area, or if contamination of the Leased Area by hazardous material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Area, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Area, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of hazardous material present in the soil or ground water on or under the Leased Area.  Without limiting the foregoing, if the presence of any hazardous material on the Leased Area caused or permitted by Tenant results in any contamination of the Leased Area, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Area to the condition existing prior to the introduction of any such hazardous material to the Leased Area; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Area.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

15.           UTILITIES.  Tenant shall pay all charges of public or private utility companies for utility services furnished to the Leased Area, including charges for gas, water, electricity, sewage, garbage removal and telephone, as they become due and before same become delinquent.  If Tenant fails to timely pay such utility charges, Landlord may, at its election, pay same and in such event Tenant shall repay to Landlord, upon demand, such amount together with interest thereon at the rate of 12 percent per annum payable monthly.  Tenant shall receive a credit from Landlord for any utility expenses caused by other tenants.  Within ten (10) days following the end of each month during the Initial Term of this Lease, Tenant shall submit to Landlord an itemized statement showing all such utility expenses not caused by Tenant and Landlord shall credit Tenant the amount of such costs within 15 days after receipt of such itemized statement Minimum credit shall not be less than $75.00 per month.

16.           POSSESSION.  So long as Tenant pays the rents reserved and performs and observes all other terms and conditions of this Lease, Tenant shall at all times during the Initial Term and any extended term of this Lease peaceably and quietly have the possession, use and enjoyment of the Leased Area and all rights, easements and servient estates appurtenant thereto without any disturbance from Landlord or from any other person claiming through Landlord.

17.           COMPLIANCE WITH LAW.  Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant’s use of the leased area, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, hazardous material, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the leased area.  Tenant shall contemporaneously furnish to Landlord a copy of any written report that Tenant receives from or is required to file with any governmental entity concerning the contamination of the Leased Area with hazardous material.

18.           COMMON MAINTENANCE AREA AND PARKING.  Tenant shall at all times during the Initial Term of this Lease maintain the Common Maintenance Area.  The Common Maintenance Area shall consist of that portion of Lot 8, Airport Road Subdivision, Ames, Iowa, that is exterior to the commercial building containing the Leased Area and which is north of the drive south of the commercial building. Tenant shall keep the Common Maintenance Area in good condition, including lawn mowing, weed and debris removal, and snow removal.  Tenant, its employees, customers, agents and invitees shall have the right to park automobiles in the Common Maintenance Area.

19.           ACCESS BY TENANT.  Tenant and its employees, customers, agents and invitees, shall have the nonexclusive right to use, for ingress to and egress from the Leased Area, the Parking Area, the Common Maintenance Area and any common hallway, door, sidewalk and driveway providing reasonable and convenient access between the Leased Area and a public right-of-way.

20.           ACCESS BY LANDLORD.  Landlord shall have reasonable access to the Leased Area during business hours for purposes of examining or exhibiting same or for such other reasonable purposes as may be necessary to protect or enforce Landlord’s rights under this Lease.  During the 60-day period next preceding the expiration of this Lease, Landlord may display upon the Leased Area a sign indicating that the Leased Area is available for rental.

21.           SIGNS.  Tenant shall have the right to erect one (1) sign identifying the Tenant on the building in which the Leased Area is located.  The sign shall comply with applicable statutes and ordinances.  All costs to erect, maintain and remove said sign shall be paid by Tenant and Tenant shall remove the sign upon the Expiration Date without damage to the building.  Tenant shall not erect or display on or about the exterior of the building containing the Leased Area any advertising or identification sign unless first approved by Landlord.  Landlord may grant to other persons the right to erect signs in the Common Maintenance Area.

22.           LOADING DOCKS.  Tenant shall have the nonexclusive right to use the loading docks located at the southeast and northwest corners of the building in which the Leased Area is located.

23.           MAINTENANCE BY LANDLORD.  Landlord shall be responsible for and shall keep in good repair and operating condition at Landlord’s expense (a) all structural parts of the existing building containing the Leased Area, including the roof, plate glass windows, doors, foundation and all structural parts of the floors, walls and ceilings; (b) all mechanical and utility systems serving the Leased Area, including electrical systems (exclusive of lighting fixtures and bulbs), water supply, plumbing, heating and cooling.  Landlord shall be responsible for having all such mechanical and utility systems in good working order upon the commencement of the Initial Term of this Lease.  Landlord shall be responsible for damage to the Leased Area or property of Tenant located therein caused by the acts or negligence of Landlord.

24.           MAINTENANCE BY TENANT.  Tenant shall, at Tenant’s expense, care for, keep in good repair and maintain the Leased Area in a reasonably safe, clean and serviceable condition.  Tenant shall provide all necessary repairs, replacements and maintenance required during the term of the Lease for all improvements now located on or hereafter added to the leased area including the Parking Area and the Common Maintenance Area.  The quality of all repairs, replacements and maintenance shall be at least equal to that of the original work.  Tenant shall keep the Leased Area free of all accumulations of trash and debris.  Tenant shall be responsible to Landlord for damage to the Leased Area caused by by acts or negligence of Tenant or Tenant’s agents, employees or invitees.

25.           IMPROVEMENTS BY TENANT.  Tenant shall have the right, at Tenant’s expense and with the prior written consent of Landlord, to make improvements, additions and alterations to the Leased Area.  Tenant shall, at Tenant’s expense, secure all governmental permits required for such improvements, additions or alterations; pay all fees and charges, including “impact fees,” assessed in connection with the issuance of such permits; and comply with all conditions of such permits for landscaping and other required site improvements.  All alterations, additions and improvements made to the Leased Area at Tenant’s expense may be removed from the Leased Area along with Tenant’s equipment, fixtures and all other personal property, upon the termination of this Lease provided Tenant bears the cost of repairing any physical injury caused to the Leased Area by such removal or otherwise restores the Leased Area to the condition in which it existed prior to the making of such additions and alterations, ordinary wear and tear excepted.

26.           MECHANICS’ LIENS.  Tenant shall do all things necessary to prevent the filing of any mechanics’ or other liens against the Leased Area or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant.  If any such lien shall at any time be filed against the leased area, Tenant shall either cause the same to be discharged of record within 20 days after the date of filing the same or, if Tenant, in Tenant’s discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against any interest in the leased area during the pendency of such contest.  If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant’s default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law.  Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord’s estate to liability under any mechanics’ or other lien law.  Tenant shall repay Landlord, as additional rental, on demand, all sums disbursed or deposited by Landlord pursuant to this paragraph, including costs, expenses and reasonable attorney fees incurred by Landlord in connection therewith.

27.           PARTIAL DESTRUCTION OF PREMISES.  In the event of a partial destruction or damage of the Leased Area which is a business interference, that is, which prevents the conducting of a normal business operation and which damage is reasonably repairable within 60 days after its occurrence, this Lease shall not terminate but the rent for the leased premises shall abate during the time of such business interference.  In the event of partial destruction, Landlord shall repair such damages within 60 days of its occurrence unless prevented from so doing by acts of God, strikes, the elements, government regulations, city ordinances, labor, material or transportation shortages, or other causes beyond Landlord’s reasonable control.  Should the zoning ordinance of the municipality in which this leased area is located make it impossible for Landlord, using diligent and timely effort to obtain necessary permits, to repair and/or rebuild so that Tenant is not able to conduct its business on the Leased Area, then such partial destruction shall be treated as a total destruction.

28.           TOTAL DESTRUCTION OF BUSINESS USE.  In the event of destruction or damage of the Leased Area so that Tenant is not able to conduct its business on the premises for the then current legal use for which the premises are being used and which damages cannot be repaired within 60 days, this lease may be terminated at the option of either Landlord or Tenant.  Such termination in such event shall be effected by written notice of one party to the other, within 20 days after such destruction.  Tenant shall surrender possession within 10 days after such notice issues, and each party shall be released from all future obligations hereunder, Tenant paying rental prorata to the date of such destruction.  In the event of such termination of this lease, Landlord at its option may rebuild or not, according to its own wishes and needs.

29.           CONDEMNATION.  If a part or all of the Leased Area is taken by a legally constituted authority under the power of eminent domain (“condemnation”) or is sold by Landlord under the threat of the exercise of such power, the effect thereof upon the rights and duties of Landlord and Tenant under this lease shall be as follows:

(a)           If a partial taking or sale does not substantially interfere with the purposes for which Tenant entered into the lease, the lease, without any change in its terms, shall continue in force as to the part of the leased area not included in such taking or sale.

(b)           If a partial taking or sale does substantially interfere with the purposes for which Tenant entered into the lease, the lease may be terminated at the option of either Landlord or Tenant.  Such termination in such event shall be effected by written notice of either party to the other within 20 days after the condemning authority takes title or possession, whichever is earlier.  Tenant shall surrender possession of the remaining leased area within 10 days after such notice issues, and each party shall be released from all future obligations under the lease.  Tenant shall pay rental prorata to the date Tenant surrenders possession.

(c)           If there is a taking or sale of the entire leased area, the lease shall terminate on the date that the condemning authority takes title or possession, whichever is earlier, and each party shall be released from all future obligations under the lease.

(d)           All compensation paid by the condemning authority for such taking or sale, whether for the entire leased area or for part of the leased area and for diminution in value of the remaining leased area, shall belong to and be the sole property of Landlord.  However, nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business and damage to stock, trade fixtures, furniture, equipment and other personal property belonging to Tenant.

(e)           If Landlord contests in a judicial proceeding the compensation awarded to Landlord by the condemning authority, any award of attorneys’ fees and costs by the court shall be payable to Landlord in full reimbursement of all costs and attorneys’ fees incurred by Landlord in connection with the condemnation including any costs (excluding principal and interest prepayments) required to be paid to any mortgagee as a result of the condemnation, with any balance of fees and costs awarded by the court being payable to Tenant to the extent of costs and attorneys’ fees incurred by Tenant in such judicial proceeding.

30.           SURRENDER OF PREMISES.  Tenant agrees that upon the termination of this Lease, it will surrender, yield up and deliver the Leased Area in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant.

31.           ACTS OF DEFAULT BY TENANT.  Each of the following shall be deemed a default by Tenant and a breach of this lease:

(a)           Failure to pay the rent or any part thereof.

(b)           Failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions in this lease contained on the part of Tenant to be done, observed, kept and performed.  (If a default complained of under this subparagraph be a default other than one which may be cured by the payment of money, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if steps shall have been in good faith commenced promptly by Tenant to rectify same and shall be prosecuted to completion with diligence and continuity.)

(c)           Abandonment of the Leased Area by Tenant, assignment of this Lease by Tenant without Landlord’s prior written approval, adjudication of Tenant as a bankrupt, making by Tenant of a general assignment for benefit of creditors, taking by Tenant of the benefit of any insolvency law, the appointment of a permanent receiver or trustee in bankruptcy for Tenant’s property, and appointment of a temporary receiver or trustee for Tenant’s property which is not vacated or set aside within 30 days after such appointment.

32.           TERMINATION ON TENANT’S DEFAULT.  In the event of any default by Tenant, and at any time thereafter, Landlord may serve a written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the Expiration Date of this Lease unless such default, as described in said notice, shall have been cured within the applicable period provided in said notice.  A termination of the Lease under this paragraph shall terminate all rights of first refusal granted herein to Tenant.

33.           REENTRY BY LANDLORD.  In the event this Lease shall be terminated by reason of Tenant’s default, Landlord may immediately reenter and resume possession of the Leased Area and remove all persons and property therefrom by reasonable and necessary force without being liable for any damages therefor.

34.           LANDLORD’S SECURITY INTEREST.  In addition to such other rights as Landlord may have by statute and common law, Landlord shall have a security interest, as provided by the Uniform Commercial Code, upon all personal property and upon all substitutions therefor, kept and used on the Leased Area by Tenant.  In the event this Lease is terminated by Tenant’s default, Landlord may immediately reenter and resume possession of the Leased Area and take possession of all of the aforesaid personal property as to which Landlord shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

35.           LANDLORD’S RIGHT TO RELET.  In the event this Lease shall be terminated by reason of Tenant’s default, Landlord may relet the whole or any portion of the Leased Area, for a period equal to or greater or less than the remainder of the then current term, for any rent which it may deem reasonable, to any Tenant which it may deem suitable, and for any use and purpose which it may deem appropriate, and in connection with any such reletting Landlord may make such changes in the character of the improvements on the leased area as Landlord may determine to be appropriate or helpful in effecting such reletting.  Landlord shall in no event be required to pay Tenant any surplus of any rent received by Landlord on a reletting of the Leased Area in excess of the rent reserved in this Lease.

36.           MEASURE OF DAMAGES ON DEFAULT.  In the event this Lease shall be terminated by reason of Tenant’s default, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord the following:

(a)           A sum equal to all expenses incurred by Landlord in recovering possession of the Leased Area and all reasonable costs and charges for the care and maintenance of the Leased Area while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord.

(b)           A sum equal to the amount of all rent reserved under this Lease, less the rent, if any, collected by Landlord on reletting the Leased Area, which shall be due and payable by Tenant to Landlord on the several days on which the rent reserved in this Lease would have become due and payable.

(c)           All other damages accruing to Landlord under the terms of this Lease or allowed by law.

(d)           Reasonable attorney fees incurred by Landlord in connection with the enforcement and recovery of the aforesaid damages.

(e)           Interest on the aforesaid damages, from the several dates due, at the rate of twelve percent (12%) per annum payable monthly or the long term “Applicable Federal Rate” of interest on the date of termination of the lease as fixed by the Internal Revenue Service, whichever is greater.

37.           WAIVER BY LANDLORD.  The failure of Landlord to enforce any term, covenant, condition or agreement hereof by reason of its breach by Tenant after notice thereof is given shall not be deemed to avoid or affect the right of Landlord to enforce the same term, covenant, condition or agreement on the occasion of a subsequent default or breach.

38.           DELAY EXCUSED.  Whenever Tenant shall be required by the terms of this Lease or by law to pay any sum of money (other than the Base Rental and additional rental) or to perform or observe any condition or provision, Tenant shall not be deemed to be in default under this Lease, and Landlord shall not enforce or exercise any of Landlord’s rights hereunder, if and so long as such default shall be directly caused by strikes, lockouts, non-availability of labor or materials, war, government restrictions, civil commotions, acts of God or other similar causes beyond the control of Tenant.

39.           LANDLORD’S RIGHT TO MORTGAGE, SUBORDINATION.  This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect the Leased Area and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee.  In confirmation of such subordination, Tenant shall execute promptly any certificate that

Landlord may request.  For so long as Tenant shall be in full compliance with all the terms and conditions of this Lease, the rights of the holders of the underlying leases or mortgages, if exercised, will not interfere with the Tenant’s rights of possession hereunder.

40.           RIGHTS CUMULATIVE.  The various rights, powers, options, elections and remedies of either party provided in this Lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled so long as any default remains in any way unremedied, unsatisfied or undischarged.

41.           ASSIGNMENT/SUBLEASE.  Tenant shall have the right to assign this Lease or sublet the whole or any part of the Leased Area provided the Landlord’s written consent therefor is first obtained, which written consent shall not be unreasonably withheld.  Assignment of this Lease shall not operate to release Tenant from liability thereunder.

Nothwithstanding anything to the contrary contained in this Lease, Tenant may, without the consent of Landlord, sublet or assign this Lease to (i) any corporation, limited liability company, general or limited partnership, limited liability partnership, trust or other entity that controls or is controlled by, or is under common control with Tenant, or (ii) any entity that purchases all or substantially all of the assets of the business being conducted from the Leased Area.

42.           FIRST RIGHT OF REFUSAL.  If and when, during the Initial Term of this Lease, Landlord proposes to sell real estate which includes the Leased Area, Landlord shall first offer Tenant the right and option to purchase such real estate under the same terms constituting such proposal to sell, subject to the following terms and conditions:

(a)           This option shall be effective only during the Initial Term of this Lease.

(b)           Landlord shall promptly give written notice to Tenant of any such proposal to sell the Leased Area; and Tenant shall, within seven (7) days thereafter, exercise its option to accept such proposal by giving written notice thereof to Landlord, otherwise Tenant’s option as to such proposal shall terminate.

(c)           If, after exercising this option, Tenant fails to perform the terms thereof in any respect, time being of the essence, then Landlord may forfeit the purchase contract arising out of the exercise of the option as provided by Chapter 656 of the Iowa Code and all payments made shall be forfeited; or Landlord may proceed by suit at law or in equity to foreclose such purchase contract, in which event Tenant agrees to pay costs and attorney fees.

(d)           The rights granted by this option shall be personal to Tenant, and shall not be assignable to or otherwise inure to the benefit of any other person.

(e)           If Tenant shall exercise this option, Tenant shall receive a credit off the purchase price for such real estate in the amount of $50,000 per Rental Year not to exceed $150,000 prorated on a daily basis to the date of closing.

43.           NOTICES.  Unless otherwise required by law, any notice or demand required or permitted by the terms of this Lease shall be sufficient and deemed complete when expressed in writing and either (a) personally delivered to the person entitled thereto, or (b) deposited at any office of the United States Postal Service in the form of certified mail addressed to the last known mailing address of the person entitled thereto, or (c) served on the person entitled thereto in the manner of an original notice under the Iowa Rules of Civil Procedure.

44.           ENTIRE AGREEMENT.  This instrument constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior statements, representations, promises and agreements, oral or written.  No addition to or change in the terms of this agreement shall be binding upon the parties unless it is expressed in a writing signed by the parties. Included as part of this agreement is attached addendum “Additional Provisions”.

45.           SUCCESSORS BOUND.  This Lease shall be binding upon and inure to the benefit of the respective successors and assigns of all parties executing this Lease.

46.           SEVERABILITY.  If any part of this Lease shall be adjudged invalid or unenforceable, such adjudication shall not affect the validity or enforceability of this lease as a whole or any part thereof not adjudged invalid or unenforceable.

47.           CONSTRUCTION.  Words and phrases used in this Lease shall be construed as in the single or plural number, and as masculine, feminine or neuter gender, according to the context. This Lease shall be governed exclusively by and construed in accordance with the laws of the State of Iowa. The paragraph headings in this Lease are for convenience only and in no way define or limit the scope or intent of any provisions of this Lease.

48.           MULTIPLE COPIES.  This Lease may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

IN WITNESS OF THIS LEASE Landlord and Tenant have executed this instrument under date of                                , 2002.

LANDLORD:

AIRPORT ROAD DEVELOPERS, L.C., an Iowa limited liability company

BY:
MARVIN J. WALTER, Manager

BY:
DEAN E. HUNZIKER, Manager

TENANT:

SAUER-DANFOSS (US) COMPANY

BY:
PRINT NAME:
TITLE:

ADDENDUM

Landlord:                                         Airport Road Developers, L.C.

Tenant:                                                      Sauer-Danfoss (US) Company

Property:                                          300 Airport Road

Ames, Iowa

Additional Provisions

The Additional Provisions of this Addendum modify and supplement the form of Lease (the “Lease Form”) to which this Addendum is attached, and, in the event of ambiguity or conflict, these Additional Provisions shall control.

1.             Additional Definitions.

“Property” shall mean the real property consisting of approximately 16 acres of land owned by Landlord and the improvements thereon, in which the Leased Area is located, which real property is generally located at the southeast corner of the intersection of South Duff Avenue (Highway 69 South) and Airport Road, is legally described as: Airport Road SD Lot 8, Section 14, Township 83 North, Range 24 West, Washington Township, Story County, Iowa, all as more generally depicted on Exhibit “B” attached hereto and fully incorporated herein.

“Building” shall mean the approximately 90,000 square foot warehouse building comprising a part of the Property and commonly known and numbered as 300 Airport Road, Ames, Iowa.

“Phase I Assessment” shall mean the March 2002 Phase I Environmental Site Assessment of the Property prepared by MWH of Des Moines, Iowa under its Project No. 1912348.0101, which Phase I Assessment is fully incorporated herein by reference thereto.

“Environmental Matters” shall mean the soil and ground water contamination and other environmental concerns described in the Phase I Assessment or as may otherwise be determined in respect of the Property subsequent to the Phase I Assessment

“Environmental Facilities” shall mean the soil and ground water remediation and sampling system and facilities described in the Phase I Assessment, together with such additions and changes as are made to address the Environmental Matters.

“Parking Area” shall mean the paved parking areas located on the Property to the east of the Building, together with the drives and driveways and other means of ingress and egress, as shown on Exhibit “B”, including any rights to the use of properties to the east of the Property as shown thereon.

“Leased Area”  shall mean the 67,500 square feet located within the improvements and shown on Exhibit “A” to the Lease Form, together with the Parking Area as now constructed and situated on the property, together with ingress and egress thereto and therefrom.   Notwithstanding anything herein to the contrary, the Leased Area shall not include any of the Environmental Facilities

“Other Tenants” shall means other tenants or occupants of the Building from time to time by agreement or sufferance of Landlord, including ACI Mechanical (“ACI”) but not including the existing tenant of the Leased Area (“Existing Tenant”).

“Landlord’s Work” shall mean the work and materials to be done and furnished to the Property by Landlord prior to the Commencement Date to ready the same for Tenant’s occupancy and use.

2.             Tenant’s Access.    Between the date of the Lease and the Commencement Date, Tenant shall have full access to and use of the Leased Area for the purpose of moving its equipment and readying the Leased Area for its occupancy, free from interference or hindrance by the Existing Tenant or by ACI. If Tenant is delayed or prevented from such full access, the Commencement Date, may, at its option, be extended for a like period of time, in which event the Expiration Date shall likewise be so extended.

3.             Existing Tenant.    If Landlord is unable to deliver the Leased Area to Tenant on the Commencement Date free of the tenancy and occupancy of the Existing Tenant and any Other Tenants, then the Commencement Date may, Tenant’s option, be extended for a period of time equal to such delay, in which event the Expiration Date shall likewise be so extended.

4.             Landlord’s Work.   Landlord shall complete Landlord’s Work in good and workmanlike manner prior to the Commencement Date, and if Landlord’s Work is not so completed, the Commencement Date, may, Tenant’s option, be extended for a period of time equal to such delay, in which event the Expiration Date shall likewise be so extended.

5.             Base Rent.    Rental payments for the second and all subsequent months of the Initial Term shall be paid on the 25th day of such month.

6.             Late Payment Charge.    No late payment charge shall accrue or be owing unless the amount in question remains unpaid after five (5) written notice to Tenant of the nonpayment.

7.             Taxes.    Notwithstanding anything in the Lease Form to the contrary, Landlord shall be responsible for and pay all taxes in the nature of income or earnings taxes in respect of the Base Rental and or in respect of its ownership of the Property.

Landlord shall pay, prior to any delinquency thereof, all ad valorem real estate taxes and installments of special assessments due at the date hereof and accruing during the

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Initial Term, and Landlord shall, at the request of Tenant, furnish Tenant with written evidence of such payments.

8.             Casualty Insurance.  Upon notice to Landlord, Tenant may self-insure its personal property in or about the Leased Area. Otherwise, Tenant’s insurance may be provided as part of a blanket or master policy maintained by Tenant.

Landlord will maintain fire and casualty insurance in respect of the Building and other improvements at the Property in at least their full replacement value and shall fully insure its personal property at the Property, shall furnish Tenant upon request certificates of all such insurance, and shall cause Tenant to be named as an additional insured as its interests may appear by virtue of this Lease.

Tenant will not do or omit the doing of any act which would nullify any insurance, or increase the insurance rates in force, upon the Building or other improvements. Tenant shall to be liable for and to promptly pay, as if current rental, any increase in insurance rates on the Leased Area and on the Building due to increased risks or hazards resulting directly from Tenant’s use of the Leased Area other than for general warehouse, storage and distribution purposes.

Notwithstanding anything to the contrary herein, Landlord and Tenant hereby mutually release and discharge each other, and all persons against whom their insurance companies would have a right or claim by virtue of subrogation, of and from all suits, claims and demands whatsoever for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby, so long as and to the extent such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be so covered under this Lease.  Each party further agrees that each will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation to effect the foregoing.

9.             Liability Insurance.   Tenant’s insurance may be provided as part of a blanket or master policy maintained by Tenant.

Tenant shall have no responsibility or obligation, in whole or in part, directly or indirectly, for the Environmental Matters or the Environmental Facilities, or any consequences thereof or any governmental or third party  action in respect thereof.

Tenant’s indemnification shall be limited to claims and occurrences proved by Landlord to be solely attributable to and the direct result of the action or neglect of Tenant during the Initial Term and not resulting in whole or in part from conditions existing at or prior to the Commencement Date or a result of the acts or neglect of others, including without limitation all claims involving the Environmental Matters and Environmental Facilities.

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10.           Environmental Matters, Facilities, Compliance with Law.    Notwithstanding anything in the Lease Form to the contrary:

(1)                                The Leased Area shall not include the Environmental Matters or Environmental Facilities, Tenant shall have no right to use the Environmental Facilities or that portion of the Property on or in which the Environmental Matters are located, and Landlord shall be fully responsible for the Environmental Matters and Environmental Facilities, including without limitation the operation, maintenance, repair, removal and compliance with all applicable legal requirements, and Landlord shall fully indemnify, protect, defend and hold Tenant harmless from and against any and all loss, cost, liability and expense in any way arising and/or resulting therefrom;

(2)                                There shall be excluded from Tenant’s obligations to comply with legal requirements any and all obligations to comply with legal requirements in respect of the Environmental Matters or the Environmental Facilities, and Landlord shall take all actions necessary and appropriate to comply with legal requirements in respect of the Environmental Matters and the Environmental Facilities, and Landlord shall fully indemnify, protect, defend and hold Tenant harmless from and against any and all loss, cost, liability and expense in any way arising and/or resulting therefrom; and

(3)                                For the purposes of Tenant’s obligations in respect of the Leased Area and otherwise, Landlord approves the use, storage, generation, transport and disposal of any such hazardous substances which are used or useful in the operation of Tenant’s business and the use, storage, transport and disposal of which complies with applicable laws, and the routine and general uses of fuels, paints, cleaning products and office supplies and the like (herein “de minimis uses”), and for such purposes hazardous material shall be deemed not to include such substances.

11.           Utilities.  Tenant shall not be obligated to pay any charges to public or private utility companies for utility services charged for or utilities consumed by Other Tenants of the Property. If any such bills contain such charges, Landlord shall cause them to be appropriately adjusted or shall reimburse Tenant for or allow Tenant a credit for the amount of such charges.

12.           Common Maintenance Areas. Notwithstanding anything herein to the contrary, the Common Maintenance Area shall not include any of the Property involved in the Environmental Matters or the Environmental Facilities or groundwater therefrom.  Tenant’s obligations to maintain the Common Maintenance Area shall be only to the condition existing as of the Commencement Date, reasonable wear and tear excepted, and shall not include replacements or substantial repairs (that is to say, repairs out of the ordinary course), which work shall be done by Landlord at its expense.

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13.           Access by Landlord.    Landlord shall in good faith to give Tenant as much advance notice of such entry as is reasonably practicable.

14.           Signs.    Landlord may not allow any other sign in the Common Maintenance Area without Tenant’s prior consent.  Existing sign for Nissan of Ames is approved by tenant.

15.           Loading Docks.    Landlord shall allow no one other than Other Tenants to use the loading docks or any other part of the Property, and all rights granted to Other Tenants shall be subject to the rights of Tenant herein.

16.           Maintenance by Landlord.   Landlord’s maintenance, repair, replacement obligations shall additionally include, without limitation, all roofs and roofing materials, exterior walls and interior demising walls, plumbing, exteriors, Parking Area lighting, gutters, down spouts and drainage facilities, and the Environmental Facilities.

17.           Maintenance by Tenant.   All of Tenant’s maintenance and repair obligations shall be subject to the performance by Landlord of its obligations as provided in the Lease.

18.           Destruction of Premises or Business Use.    If because of damage or partial destruction there is material interference with the use of the Leased Area by Tenant for its business purposes, all rental shall abate during and to the extent of such untenantability.  If it is reasonably foreseeable that the Leased Area may be fully restored within such 60-day period, Tenant may terminate this Lease upon written notice to Landlord.

19.           Act of Default by Tenant, Landlord’s Remedies.   Notwithstanding anything in the Lease Form to the contrary, Tenant shall not be deemed in default, nor shall any interest, service charge or liquidated damages accrue, unless Tenant shall have failed to pay any delinquent sum of money or have failed to perform any other of its obligations hereunder within ten (10) days after its receipt of written notice thereof from Landlord, provided, however, if the cure or correction of any default would reasonably take more than ten (10) days, Tenant shall not be in default if the cure or correction of such default has commenced within such ten (10) day period and Tenant is proceeding with a cure or correction of the same with reasonable diligence.  Landlord shall use reasonable diligence to mitigate its damages, and liquidated damages shall not be recoverable.  Landlord

20.           Landlord’s Nonperformance.    If Landlord shall fail to perform any of its obligations in respect of the Leased Area and continues such failure for fifteen (15) days after written notice thereof from Tenant, Tenant shall have the right but not the obligation to perform such work or take such action and may thereafter deduct the reasonable cost thereof from future payments due from it to Landlord or recover the same directly from Landlord.  Any warranties or guaranties available with respect to the Building may be used by Tenant in its own name or in Landlord’s name as may be appropriate.  Tenant shall have all other rights and remedies for Landlord’s nonperformance as provided in the Lease and as provided in law or at equity.

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21.           Security Interest.   Landlord waives and releases any right to a UCC security it may have under or by virtue of the Lease Form.

22.           Assignment, Sublease.    Tenant may assign this Lease to a parent, subsidiary or affiliated corporation or entity or in connection with the sale of all or substantially all of its assets or the assets of the operating division occupying the Leased Area, and Tenant may sublease the Leased Area in whole or in part so long at it remains primarily obligated to Landlord for the performance of its obligations herein.

23.           Subordination.   This Lease shall not be subordinate to any ground or underlying lease or mortgage whether now existing or hereafter created, nor to any mortgage hereafter created, unless Tenant is furnished with a nondisturbance agreement executed by the holder of such interest in form and content reasonably satisfactory to Tenant.

24.           Landlord Representations and Warranties.  Landlord represents to and covenants and agrees with Tenant that:

(1)                                Landlord is the owner of good and marketable title to the Leased Area and that it has full right and authority to make this Lease and to make and bind the Property to the provisions hereof;

(2)                                All usual utilities serve the Building and service is available to the Building upon normal and nondiscriminatory deposits and without any requirements for connection fees or charges;

(3)                                All Building systems (including without limitation HVAC, electrical, plumbing, water, sewer, gas and the like are fully operable and in good condition and repair, and Landlord shall be responsible for any repairs or other work to put and/or maintain any of the same in such condition and state of repair.

(4)                                Except for the Existing Tenant and ACI, there are no leases, tenancies or other rental arrangements pertaining to any portion of the Property except as herein specifically provided.

(5)                                All buildings and improvements on the Property (including all streets, curbs, sidewalks, sewers and other utilities) have been completed and installed in accordance with the plans and specifications approved (if required) by the various governmental authorities having jurisdiction.  Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction have been issued for such buildings and improvements and have been paid for and, as of the date of execution and the commencement date of this lease, all of the same will be in full force and effect.

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(6)                                The Property is properly zoned for a warehouse and distribution facility and associated offices, facilities and parking including trucks and trailers, and such use meets all applicable governmental and legal requirements. No zoning, building or similar law, ordinance or regulation is, or as of the date hereof will be, violated by the continued maintenance, operation or use of any buildings, improvements or structures presently erected on the Property or by the continued maintenance, operation or use of the Parking Area.

(7)                                There are not, except only matters specifically set forth in the Phase I Assessment and as of the Commencement Date hereof there will not be, any uncured violations of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Property.  No heating equipment, incinerators or other burning devices on the Property violate, or as of the date hereof will violate, any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements.

(8)                                The Property is served by water, sewer, electrical, gas and telephone lines and systems having adequate capacity for the reasonably foreseeable operation of the Property.

(9)                                The Property has full, free and adequate access to and from public highways and roads, and Landlord has no knowledge of any fact or condition which would result in the termination or limitation of access.

(10)                          Landlord has no information or knowledge of any pending or threatened condemnation or similar proceeding affecting any portion of the Property.  Landlord has no information or knowledge of any change contemplated in any applicable laws, ordinances or restrictions or any judicial or administrative action or any action by adjacent landowners or natural or artificial conditions upon the Property which would prevent, limit, impede or render more costly Tenant’s contemplated use of the Property.  Landlord has no information or knowledge of any legal actions, suits or other legal or administrative proceedings, pending or threatened with respect to the Property, and Landlord is not aware of any facts which might result in any such action, suit or other proceedings.  Landlord has no information or knowledge of any significant adverse facts or conditions relating to the Property or its present or intended use which have not been specifically disclosed in writing by Landlord to Tenant, and Landlord knows of no fact or condition of any kind or character which adversely affects the present or intended use of the Property.

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(11)                          Landlord has no information or knowledge of any special taxes or assessments levied against the Property which are not yet due and payable at the office of the tax collection authority having jurisdiction or of any existing or proposed improvements to be paid for by special taxes or assessments subsequent to the date hereof.

(12)                          All statements made by Landlord are true and correct and the information provided and to be provided by Landlord to Tenant relating to this Lease do not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact (which is known, or, in the exercise of reasonable diligence by Landlord, should have been known) necessary in order to make any statement not false or misleading in any material respect.

(13)                          To the best of Landlord’s knowledge and belief, the Phase I Assessment is true and correct and does  not contain any statement which is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make any statement not false or misleading in any material respect.

Landlord’s representations, warranties and agreements herein shall be continuing and shall survive the expiration of the Initial Term.

25.           Reasonableness.    Landlord acknowledges its duty to exercise its rights and remedies and perform its obligations reasonably and in good faith.  Whenever its consent or approval is required, such consent or approval shall not be unreasonably withheld or delayed.  Whenever the provisions of this Lease allow Landlord to perform or not perform some act at its option, in its judgment or to its satisfaction, Landlord’s decision to perform or not perform such act must be commercially reasonable.

26.           Notices.    Any and all notices required or permitted to be given to Tenant shall additionally be given to it at the following address:

Sauer-Danfoss (US) Company

2800 East 13th Street

Ames, Iowa 50010

Attn:

and/or to such other address(es) as Tenant may from time to time designate.

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